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                                                                       EXHIBIT B
                                                              File No. 70-102999

                CALCULATION OF FINANCING AUTHORITY UNDER 1935 ACT

                                               AMOUNT            AMOUNT              AMOUNT
                                           OUTSTANDING AT    OUTSTANDING AT      OUTSTANDING AT             EXPLANATION OF
COMPANY   SECURITY                         MARCH 7, 2005     JUNE 30, 2005     SEPTEMBER 30, 2005         ACTIVITY IN QUARTER
-------   --------                         --------------    --------------    ------------------   --------------------------------
CNP       ZENS                               107,380,802(1)    108,032,597        108,548,183       Accounting adjustment only; no
          Convertible Sr. Notes              830,000,000       830,000,000        830,000,000       change in outstanding debt.
          Senior Notes                       600,000,000       600,000,000        600,000,000       $571,908,000 of 3.75% Notes
          Collateralized PCBs                                                                       exchanged during quarter
             FMBs                            150,850,000       150,850,000        150,850,000
             GMBs                            527,200,000       527,200,000        527,200,000
          Uncollateralized PCBs              518,700,000       518,700,000        518,700,000
          Trust Preferred Securities         100,000,000       100,000,000        100,000,000
          Bank Loans / Commercial Paper      204,000,000       120,000,000        187,254,000       Increased borrowings to meet
                                           -------------     -------------      -------------       daily liquidity needs
             Subtotal                      3,038,130,802     2,954,782,597      3,022,552,183
          Undrawn Bank Capacity              796,000,000       879,348,205(2)     811,578,619(3)
                                           -------------     -------------      -------------
             Total                         3,834,130,802     3,834,130,802      3,834,130,802
                                           =============     =============      =============

CEHE      FMBs                               102,442,000       102,442,000        102,442,000
          GMBs                             1,262,275,000     1,262,275,000      1,262,275,000
          Collateralized PCBs                229,050,000       229,050,000        229,050,000
          Collateralized Term Loan         1,310,000,000     1,310,000,000      1,310,000,000
                                           -------------     -------------      -------------
             Subtotal                      2,903,767,000     2,903,767,000      2,903,767,000
          Transition Bonds                   675,879,542       659,965,480        629,073,479       $30,892,001 repaid on 9/15/05
                                           -------------     -------------      -------------
             Subotal                       3,579,646,542     3,563,732,480      3,532,840,479
                                           -------------     -------------      -------------
          Bank Loans                          30,000,000                 0                  0
                                           -------------     -------------      -------------
             Subotal                       3,609,646,542     3,563,732,480      3,532,840,479
          Undrawn Bank Capacity              170,000,000       200,000,000        200,000,000
                                           -------------     -------------      -------------
             Total                         3,779,646,542     3,763,732,480      3,732,840,479
                                           =============     =============      =============

CERC      Debentures / Notes               2,242,070,000     2,242,070,000      1,917,070,000       $325 million of 8.125% Notes
          Convertible Subordinated Notes      77,372,900        71,483,900         71,483,900       repaid at 7/15/05 maturity
          Note Payable                        36,000,000                 0                  0
          Trust Preferred Securities             334,000           334,000                  0       Redemed in full on 8/1/05
          Bank Loans                                   0                 0                  0
                                           -------------     -------------      -------------
             Subtotal                      2,355,776,900     2,313,887,900      1,988,553,900
          Undrawn Bank Capacity              250,000,000       400,000,000        400,000,000
                                           -------------     -------------      -------------
             Total                         2,605,776,900     2,713,887,900      2,388,553,900
                                           =============     =============      =============

(1)  As of February 28, 2005

(2) Undrawn amount under revolver of $880,000,000 less increase of $651,795 in ZENS debt balance on financial statements since 3/7/05

(3) Undrawn amount under revolver of $1,000,000,000 less $187,254,000 utilized as CP backstop and less increase of $1,167,381 in ZENS debt balance on financial statements since 3/7/05

CNP
          Debt and Preferred as of 3/7/05                                        3,834,130,802
          Incremental Debt and Preferred Authorized in 6/29/05 Financing Order               0
                                                                                 -------------
          Total Amount Authorized                                                3,834,130,802
          Less Debt and Preferred at 9/30/05                                     3,834,130,802
                                                                                 -------------
          Amount Available at 9/30/05                                                        0
                                                                                 =============
          Reservation of Jurisdiction at 9/30/05                                  $500,000,000

CEHE
          Debt and Preferred as of 3/7/05                                        3,779,646,542
          Incremental Debt and Preferred Authorized in 6/29/05 Financing Order               0
          Transition Bonds Authorized in 6/30/05 Financing Order                 2,000,000,000(1)
                                                                                 -------------
          Total Amount Authorized                                                5,779,646,542
          Less Debt and Preferred at 9/30/05                                     3,732,840,479
                                                                                 -------------
          Amount Available at 9/30/05                                            2,046,806,063
                                                                                 =============
          Reservation of Jurisdiction at 9/30/05                                  $500,000,000

CERC
          Debt and Preferred as of 3/7/05                                        2,605,776,900
          Incremental Debt and Preferred Authorized in 6/29/05 Financing Order
             (2)                                                                   150,000,000
                                                                                 -------------
          Total Amount Authorized                                                2,755,776,900
          Less Debt and Preferred at 9/30/05                                     2,388,553,900
                                                                                 -------------
          Amount Available at 9/30/05                                              367,223,000
                                                                                 =============
          Reservation of Jurisdiction at 9/30/05                                  $500,000,000

(1) Transition bonds of up to $2 billion were authorized to e issued by CNP Transition Bond Company II in order dated September 30, 2005 (Release 35-28040).

(2) The incremental amount related to the 6/30/05 increase in the CERC revolver from $250 million to $400 million.